                                                                   EXHIBIT 99.2

CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
533 South Fremont Avenue
Los Angeles, CA 90071
TRADED: NYSE:CBG

                          AT THE FINANCIAL
AT THE COMPANY            RELATIONS BOARD
Cary Brazeman             Karen Taylor        Stephanie Mishra
Corporate Communications  General Information Investor/Analyst Contact
(213) 613-3227            (310) 442-0599      (415) 986-1591

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FOR IMMEDIATE RELEASE
MAY 5, 1998

                  CB COMMERCIAL REPORTS FIRST QUARTER RESULTS

                     30.6% REVENUE AND 23.9% EBITDA GAINS

  LOS ANGELES, CA, MAY 5, 1998--CB Commercial Real Estate Services Group, Inc. (NYSE:CBG), the world's leading real estate services provider, today announced first quarter consolidated revenue gains of 30.6% and 23.9% growth in earnings before interest, income taxes, depreciation and amortization ("EBITDA"). For the quarter, adjusted diluted earnings per share increased 11.1% to $0.10 per share.

  Jim Didion, Chairman and Chief Executive Officer, commented, "Our strong quarterly performance is a reflection of continued strong internal growth combined with the full financial impact of the Koll acquisition in the first quarter compared to last year." Didion continued, "The fundamentals of our business--the strong and increasingly global economy, continued outsourcing of corporate real estate service needs and the ongoing consolidation among real estate services providers--create reason for continued optimism."

  Didion added, "We are very excited about our combination with REI, which has made us the only global real estate services operation with a commonly owned network, integrated management and consistent service capabilities across all business lines and geographic locations. More than ever before, we are now able to uniquely and creatively serve multinational client needs. Our potential growth from new business as a result of this competitive positioning and becoming the preferred service provider to these types of clients is immense. From our perspective, we continue to see an increasing number of clients, especially multinational companies, outsourcing more and more of their non-core business activities, including their real estate operations, strategic planning, and facilities management and transaction management requirements. We are well poised to capitalize on those growth opportunities and believe we will see the favorable results in our performance going forward."

 Consolidated Results

  For the quarter ended March 31, 1998, consolidated revenues increased 30.6% to $175.1 million from $134.1 million in the 1997 first quarter. The 1998 results include the full contribution from Koll Real Estate Services ("Koll"). EBITDA increased 23.9% to $12.5 million compared with $10.1 million in 1997. The company reported net income applicable to common shareholders (before the adjustment for the effects of the deemed dividend associated with accounting for the repurchase of its preferred stock) of $2.0 million, or $0.10 per share, versus net income applicable to common shareholders of $1.3 million, or $0.09 per share in the comparable year ago quarter. The net loss applicable to common shareholders after the impact of the accounting treatment of the preferred stock repurchase was $(30.3) million, or $(1.60) per share in the first quarter, compared to net income of $1.3 million, or $0.09 per share during the 1997 first quarter.

CB Commercial News Release
May 5, 1998
Page 2

  The company noted that the deemed dividend of $32.3 million represented the portion of the price of the January 1998 repurchase of all 4.0 million of its existing convertible preferred shares in excess of carrying value. Those shares were originally issued in conjunction with the company's acquisition by management in 1989. Additionally, the company reported the final purchase price for the equity of REI was approximately $103.0 million based on the company's stock price and the exchange rate at closing. Additional one-time charges of up to $5 million associated with the REI acquisition and integration, and a possible write-down in the carrying value of two owned buildings to fair market value are anticipated to impact next quarter's results, according to Didion.

 Market Factors

  The U.S. economy remains strong and real estate markets across the country have continued to perform well. In the office space sector, the national vacancy rate dropped to 9.5% from 11.6% for the first quarter. Demand for office space fueled the declining rate, with about 15 million square feet absorbed during the quarter, according to Torto Wheaton Research, the company's Boston-based real estate econometric analysis and forecasting firm. The outlook for 1998 continues to be favorable, with strong economic activity giving rise to space demand coupled with limited new supply.

 Segment Results

  Each business segment continued to realize strong revenue growth during the quarter, and steady gains in EBITDA, with the exception of Corporate Services due to its continuing infrastructure investments. The strong revenue growth reflects the ongoing success of their respective growth strategies and the numerous benefits each realizes from CB Commercial's vertical integration strategy.

  Commented Didion, "Our brokerage business continues to generate strong deal flow and cash flow. The brokerage operation, which serves as our core business, provides a strong market position and competitive strength to our other business groups." Didion said, "We continue to make considerable advances towards our longer-term objectives and are very pleased with our performance in each business area."

 Relative Gains

  For the quarter ended March 31, 1998, CB Commercial produced revenue increases of 12.9% in Brokerage Services, which grew to $93.0 million; 111.9% in Corporate Services, which increased to $12.5 million; 106.8% in Management Services, which advanced to $22.5 million; and 35.1% in Financial Services, which reached $47.2 million.

 Brokerage Services (53.1% of revenues; grew 12.9%)

  The company's core business, Brokerage Services (commercial property sales and leasing), contributed 53.1% to consolidated revenues for the quarter. The company reported 12.9% higher brokerage revenues compared to the first quarter of last year as lower vacancy rates in much of the U.S. continued to push rents and sales prices higher. EBITDA advanced 8.3% for the quarter. EBITDA margins narrowed slightly to 7.5% in the quarter from 7.8% in the comparable year ago quarter.

  Said Brett White, President of Brokerage Services, "The first quarter was strong for Brokerage Services as we continued to prosper from a healthy commercial real estate market. Our presence in every major national market positions us to receive a tremendous amount of the third party service provider business. We continue to see our market share and market preeminence solidify in virtually every major market around the country."

CB Commercial News Release
May 5, 1998
Page 3

 Corporate Services (7.1% of revenues; grew 111.9%)

  This segment provides transaction management, advisory services, and facilities management on a regional, national and international basis, and constitutes a "one-stop" shop for major corporate and institutional clients. Revenues increased 111.9% to account for 7.1% of total revenues. A top three player in the facilities management part of this segment, CB Commercial now manages approximately 80 million square feet and serves over 125 major multinational and national corporate clients. EBITDA for the quarter declined by $(0.8) million to a loss due to the investment made in infrastructure to support new business expected to come on-line in part as a result of the REI acquisition.

  Gary Beban, President of Corporate Services, said, "Our continued investments position us to capitalize on the increasing opportunities in this area. As the only service provider able to offer a consistent global capability to corporate clients worldwide, we are already seeing a number of opportunities to take this business worldwide--the CB Richard Ellis combination has sustainable competitive advantages in serving the outsourcing needs of major global corporations."

 Management Services (12.8% of revenues; grew 106.8%)

  Providing a comprehensive range of property management services, the company manages more than 200 million square feet for hundreds of clients. Revenue increased 106.8% to $22.5 million, versus $10.9 million in the previous first quarter, to constitute 12.8% of total revenues. EBITDA for the quarter advanced 158.3% to $2.0 million.

  According to Jana Turner, President of Management Services, "Results for this segment are beginning to reflect the benefits of our integration of our CB and Koll operations, with margins picking up as we start to realize some of the benefits of consolidation."

 Financial Services (27.0% of revenues; grew 35.1%)

  A market leader in the delivery of financial services and products to Wall Street, institutional, corporate and offshore investors, the company's Financial Services group realized strong growth during the quarter across nearly all service areas. Services include investment property acquisitions and sales, mortgage banking through L.J. Melody & Company, valuation/appraisal, asset management through Westmark Realty Advisors and real estate market research. Key products include hard-asset funds, loan funds, and mutual funds. Revenue from the Financial Services segment contributed 27.0% to consolidated quarterly revenues and increased 35.1% during the current quarter compared to the 1997 first quarter. EBITDA increased 52.8% for the quarter versus last year's first quarter.

  Ray Wirta, President of Financial Services, stated, "Overall, our performance in Financial Services was strong, reflecting the real estate markets nationally and our expanding market presence."

 Forward-Looking Statements

  This release may contain forward-looking statements as well as historical information. Forward-looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update

CB Commercial News Release
May 5, 1998
Page 4

or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

  CB Commercial Real Estate Services Group, Inc. (NYSE:CBG), doing business as CB Richard Ellis, is the world's leading real estate services company. Headquartered in Los Angeles with over 8,000 employees worldwide, the company serves real estate owners, investors and occupiers through over 200 principal offices in 29 countries. Services include property sales and leasing, investment property acquisitions and dispositions, property management, corporate advisory services and facilities management, development advisory, mortgage banking, investment management, capital markets, appraisal/valuation and market research. CB Commercial had 1997 revenues in excess of $730 million; REI reported 1997 revenues of approximately $119 million.

                                     * * *

  For more information on CB Richard Ellis (via facsimile and at no cost), simply call 1-800-PRO-INFO and dial client code "CBG." If you are calling from outside the United States, please dial 908-544-2850.

CB Commercial News Release
May 5, 1998
Page 5

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                               OPERATING RESULTS

   FOR THE THREE MONTHS ENDED MARCH 31, 1998 WITH COMPARATIVE FIGURES FOR THE
                             SIMILAR PERIOD IN 1997
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                         QUARTER ENDED MARCH 31,
                               ------------------------------------------------
                                  1998            1997     DIFFERENCE  % CHANGE
                               -----------     ----------- ----------  --------
CONSOLIDATED
Revenue......................  $   175,144     $   134,064 $   41,080     30.6 %
Costs and expenses:
  Commissions, fees and other
   incentives................       83,714          67,607     16,107     23.8 %
  Operating, administrative
   and other.................       78,958          56,390     22,568     40.0 %
  Depreciation and
   amortization..............        5,322           3,121      2,201     70.5 %
                               -----------     ----------- ----------  -------
Operating income.............        7,150           6,946        204      2.9 %
Interest income..............          727             632         95     15.0 %
Interest expense.............        4,321           3,745        576     15.4 %
                               -----------     ----------- ----------  -------
Income before provision for
 income tax..................        3,556           3,833       (277)    (7.2)%
Provision for income tax.....        1,591           1,560         31      2.0 %
                               -----------     ----------- ----------  -------
Net income...................  $     1,965     $     2,273 $     (308)   (13.6)%
Dividend on preferred stock..  $    32,273 (1) $     1,000 $   31,273      n/a
                               -----------     ----------- ----------  -------
Net income (loss) applicable
 to common
 stockholders................  $   (30,308)    $     1,273 $  (31,581) (2480.8)%
                               ===========     =========== ==========  =======
Basic earnings (loss) per
 share.......................  $     (1.60)    $      0.10 $    (1.70) (1700.0)%
                               ===========     =========== ==========  =======
Number of shares used in
 computing basic
 earnings (loss) per share...   18,892,735      13,306,135  5,586,600     42.0 %
                               ===========     =========== ==========  =======
Diluted earnings (loss) per
 share.......................  $     (1.60)    $      0.09 $    (1.69) (1877.8)%
                               ===========     =========== ==========  =======
Number of shares used in
 computing
 diluted earnings (loss) per
 share.......................   18,892,735      13,909,536  4,983,199     35.8 %
                               ===========     =========== ==========  =======
Adjusted diluted earnings per
 share (2)...................  $      0.10     $      0.09 $     0.01     11.1 %
                               ===========     =========== ==========  =======
Number of shares used in
 computing adjusted
 earnings per share (2)......   19,814,487      13,909,536  5,904,951     42.5 %
                               ===========     =========== ==========  =======
EBITDA.......................  $    12,472     $    10,067 $    2,405     23.9 %
                               ===========     =========== ==========  =======

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(1) Deemed dividend associated with the repurchase of preferred stock.

(2) Excludes the effect of deemed dividend associated with the repurchase of preferred stock.

CB Commercial News Release
May 5, 1998
Page 6

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                     OPERATING RESULTS BY BUSINESS SEGMENT

   FOR THE THREE MONTHS ENDED MARCH 31, 1998 WITH COMPARATIVE FIGURES FOR THE
                             SIMILAR PERIOD IN 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                              QUARTER ENDED MARCH 31,
                                        --------------------------------------
                                         1998      1997    DIFFERENCE % CHANGE
                                        -------   -------  ---------- --------
BROKERAGE SERVICES
Revenue................................ $92,969   $82,339   $10,630      12.9 %
Costs and expenses:
  Commissions, fees and other
   incentives..........................  51,933    45,713     6,220      13.6 %
  Operating, administrative and other..  34,061    30,188     3,873      12.8 %
  Depreciation and amortization........   1,502     1,493         9       0.6 %
                                        -------   -------   -------   -------
Operating income....................... $ 5,473   $ 4,945   $   528      10.7 %
                                        =======   =======   =======   =======
EBITDA................................. $ 6,975   $ 6,438   $   537       8.3 %
                                        =======   =======   =======   =======
EBITDA Margin..........................     7.5 %     7.8%
                                        =======   =======
EBITDA as a percent of consolidated
 EBITDA................................    55.9 %    64.0%
                                        =======   =======
CORPORATE SERVICES
Revenue................................ $12,480   $ 5,890   $ 6,590     111.9 %
Costs and expenses:
  Commissions, fees and other
   incentives..........................   4,925     3,275     1,650      50.4 %
  Operating, administrative and other..   8,267     2,517     5,750     228.4 %
  Depreciation and amortization........     506        67       439     655.2 %
                                        -------   -------   -------   -------
Operating income (loss)................ $(1,218)  $    31   $(1,249)  (4029.0)%
                                        =======   =======   =======   =======
EBITDA................................. $  (712)  $    98   $  (810)   (826.5)%
                                        =======   =======   =======   =======
EBITDA Margin..........................    (5.7)%     1.7%
                                        =======   =======
EBITDA as a percent of consolidated
 EBITDA................................    (5.7)%     1.0%
                                        =======   =======
MANAGEMENT SERVICES
Revenue................................ $22,461   $10,862   $11,599     106.8 %
Costs and expenses:
  Commissions, fees and other
   incentives..........................   6,402     4,612     1,790      38.8 %
  Operating, administrative and other..  14,070     5,480     8,590     156.8 %
  Depreciation and amortization........   1,201       153     1,048     685.0 %
                                        -------   -------   -------   -------
Operating income....................... $   788   $   617   $   171      27.7 %
                                        =======   =======   =======   =======
EBITDA................................. $ 1,989   $   770   $ 1,219     158.3 %
                                        =======   =======   =======   =======
EBITDA Margin..........................     8.9 %     7.1%
                                        =======   =======
EBITDA as a percent of consolidated
 EBITDA................................    16.0 %     7.6%
                                        =======   =======
FINANCIAL SERVICES
Revenue................................ $47,234   $34,973   $12,261      35.1 %
Costs and expenses:
  Commissions, fees and other
   incentives..........................  20,454    14,007     6,447      46.0 %
  Operating, administrative and other..  22,560    18,205     4,355      23.9 %
  Depreciation and amortization........   2,113     1,408       705      50.1 %
                                        -------   -------   -------   -------
Operating income....................... $ 2,107   $ 1,353   $   754      55.7 %
                                        =======   =======   =======   =======
EBITDA................................. $ 4,220   $ 2,761   $ 1,459      52.8 %
                                        =======   =======   =======   =======
EBITDA Margin..........................     8.9 %     7.9%
                                        =======   =======
EBITDA as a percent of consolidated
 EBITDA................................    33.8 %    27.4%
                                        =======   =======

CB Commercial News Release
May 5, 1998
Page 7

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                         MARCH 31,  DECEMBER 31,
                                                           1998       1997(1)
                                                        ----------- ------------
                                                        (UNAUDITED)
                        ASSETS
Cash and cash equivalents..............................  $  19,550   $  47,181
Other current assets...................................     90,246     100,518
Property and equipment, net............................     52,501      50,309
Goodwill and other intangible assets, net..............    243,725     239,384
Other assets, net......................................     71,717      65,117
                                                         ---------   ---------
  Total assets.........................................  $ 477,739   $ 502,509
                                                         =========   =========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt...................  $   4,043   $   4,679
Other current liabilities..............................     88,653     150,346
Long-term debt, less current maturities................    254,421     146,273
Other long-term liabilities............................     30,068      35,768
                                                         ---------   ---------
  Total liabilities....................................  $ 377,185   $ 337,066
Minority Interest......................................      4,655       7,672
Stockholders' Equity
Contributed capital....................................  $ 264,449   $ 328,253
Accumulated deficit....................................   (168,550)   (170,482)
                                                         ---------   ---------
  Total stockholders' equity...........................     95,899     157,771
                                                         ---------   ---------
  Total liabilities and stockholders' equity...........  $ 477,739   $ 502,509
                                                         =========   =========

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(1) conformed to current presentation

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